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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 1, 2000 (except with respect to the matter discussed in Note 2, which is as of August 14, 2000) included in Viasource Communications, Inc.'s previously filed Form S-1 Registration Statement (File No. 333-38476) dated August 18, 2000 for the year ended January 1, 2000 and to all references to our Firm included in this registration statement.


                                             /s/ Arthur Andersen LLP


Philadelphia, Pa.
August 22, 2000